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                                                                    EXHIBIT 99.1

                                 NS GROUP, INC.
                               530 W. Ninth Street
                                Newport, KY 41071
                              Phone: (859) 292-6809
                               Fax: (859) 292-0593

                    FOR IMMEDIATE RELEASE - October 11, 2004

                       NS GROUP EXPECTS TO MEET OR EXCEED
                       ----------------------------------
                      THIRD QUARTER 2004 EARNINGS ESTIMATES
                      -------------------------------------

NEWPORT, KY - (BUSINESS WIRE) - OCTOBER 11, 2004 (NYSE: NSS) NS Group, Inc. announced today that it expects its results for the quarter ended September 30, 2004 will meet or exceed Thomson First Call consensus estimates of $1.00 per diluted share. The company will report its results and host a conference call for the third quarter and nine months 2004 on October 25, 2004.

NS Group, Inc. is a leading producer of seamless and welded tubular products serving the energy industry. These products are used in the drilling, exploration and transmission of oil and natural gas. The company's tubular products are marketed primarily in the United States and certain foreign markets. NS Group is traded on the NYSE under the symbol NSS. To learn more about NS Group, log on to www.nsgrouponline.com.

THIS REPORT CONTAINS FORWARD-LOOKING INFORMATION WITH RESPECT TO THE COMPANY'S OPERATIONS AND BELIEFS. ACTUAL RESULTS MAY DIFFER FROM THESE FORWARD-LOOKING STATEMENTS DUE TO NUMEROUS FACTORS, INCLUDING THOSE DISCUSSED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. NS GROUP DOES NOT UNDERTAKE ANY OBLIGATIONS TO UPDATE OR REVISE ITS FORWARD-LOOKING STATEMENTS.

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CONTACT:          LINDA A. PLEIMAN
                  DIRECTOR OF INVESTOR RELATIONS AND CORPORATE COMMUNICATIONS NS GROUP, INC.
                  (859) 292-6814
                  WWW.NSGROUPONLINE.COM